Exhibit 99.1

RISK FACTORS

Investing in our Class A common stock involves risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q, all of which is incorporated by reference into this prospectus supplement, the accompanying prospectus by reference and in any other documents incorporated into this prospectus supplement or the accompanying prospectus by reference. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement or in the accompanying prospectus or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our Class A common stock. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus supplement or in any document incorporated by reference into this prospectus supplement are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

Risks Related to Our Business

We will require significant amounts of additional liquidity and there is substantial doubt about our ability to continue as a going concern for a reasonable period of time; holders of our Class A common stock could suffer a total loss of their investment.

As previously disclosed, in the absence of significant increases in attendance from current levels or the availability of significant additional sources of liquidity, at the existing cash burn rate, the Company anticipates that existing cash resources would be largely depleted by the end of 2020 or early 2021. Thereafter, to meet its obligations as they become due, the Company will require additional sources of liquidity and/or increases in attendance levels. The required amounts of additional liquidity will be material. Although the Company is actively continuing to explore additional sources of liquidity, the Company is unable to determine at this time whether any of these potential sources of liquidity will be available to it or if available, individually or taken together, will be sufficient to address its liquidity needs. There is a significant risk that these potential sources of liquidity will not be realized or that they will be insufficient to generate the material amounts of additional liquidity that would be required until the Company is able to achieve more normalized levels of operating revenues. Further, any relief provided by lenders, governmental agencies, and business partners may not be adequate and may include onerous terms, particularly if we face a second round of theatre closures, we are unable to open theatres in our major markets that remain closed, scheduled movies releases fail to drive increased attendance, scheduled releases continue to be postponed or moved to the home video market, or if the attendance levels of, and revenues generated by, our reopened theatres normalize at a level that will not support our substantial amount of indebtedness, rent liabilities or other obligations. Due to these factors, as previously disclosed, substantial doubt exists about the Company’s ability to continue as a going concern for a reasonable period of time.

In the event the Company determines that additional sources of liquidity will not be available to it or will not allow it to meet its obligations as they become due, it would likely seek an in-court or out-of-court restructuring of its liabilities, and in the event of a future liquidation or bankruptcy proceeding, holders of the Company’s Class A common stock would likely suffer a total loss of their investment.

The COVID-19 pandemic has disrupted our business and will continue to adversely affect our business, theatres, results of operations and liquidity.

The COVID-19 pandemic has had and will continue to have a significant and adverse impact on our business. As a result of the pandemic, primarily all of our theatres worldwide temporarily suspended operations between March and late summer, during which period we generated only immaterial revenue. While we have now reopened a majority of our theaters, we have not reopened all of our theaters in major markets and our reopening in those markets may be further delayed. Currently, although we are in early stages, our reopened theaters are generating only a small portion of the attendance and revenue from admissions and food and beverage sales compared to historical levels and during the third quarter of 2020 our cash burn is expected to be higher than when theatres were closed. The extent of our cash burn in the future will primarily be dependent on attendance which drives admission, food and beverage, and other revenue. The ultimate duration of the pandemic and of responsive governmental regulations, including shelter-in-place orders and mandated business closures is uncertain and we may need to suspend existing theatre operations or extend the suspension of operations at theatres that are currently closed. We cannot predict when or if our business will return to closer to normal levels. In addition, governmental officials may impose further restrictions on travel or introduce social distancing measures such as limiting the number of people allowed in a theatre at any given time.

The resumption of operations has resulted in a ramp-up in costs to operate our business. While we plan to closely monitor our variable costs and reduce fixed costs to the extent possible, we continue to incur significant cash outflows, including interest payments, taxes, critical maintenance capital expenditures, expenses associated with the resumption of operations, and certain compensation and benefits payments.

We may face difficulty in maintaining relationships with our landlords, vendors, motion picture distributors, customers, and employees during a suspension period. Since the outbreak of the COVID-19 virus, movie studios have suspended production of movies and delayed the release date of movies. Some movie studios have also reduced or eliminated the theatrical exclusive release window or have skipped a theatrical release and released their movies through streaming or other channels and may continue to do so with additional releases for the duration of the pandemic and after the pandemic has subsided. The longer and more severe the pandemic, including repeat or cyclical outbreaks beyond the one we are currently experiencing, the more severe the adverse effects will be on our business, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service our existing and future indebtedness.

Even when the COVID-19 pandemic subsides, we cannot guarantee that we will recover as rapidly as other industries, or that we will recover as rapidly as others within the industry due to our strong footprint in densely populated areas. For example, even where applicable government restrictions are lifted or reduced, it is unclear how quickly patrons will return to our theatres, which may be a function of continued concerns over safety and social distancing and/or depressed consumer sentiment due to adverse economic conditions, including job losses, among other things. In our theatres that have resumed operations, a single case of COVID-19 in a theatre could result in additional costs and further closures, or a “second wave” or recurrence of COVID-19 cases could cause another widespread suspension of operations. If we do not respond appropriately to the pandemic, or if customers do not perceive our response to be adequate, we could suffer damage to our reputation, which could significantly adversely affect our business. Furthermore, the effects of the pandemic on our business could be long-lasting and could continue to have adverse effects on our business, results of operations, liquidity, cash flows and financial condition, some of which may be significant, and may adversely impact our ability to operate our business on the same terms as we conducted business prior to the pandemic. Significant impacts on our business caused by the COVID-19 pandemic include and are likely to continue to include, among others:

•	lack of availability of films in the short or long term, including as a result of (i) continued delay in film releases; (ii) release of scheduled films on alternative channels or (iii) disruptions of film production;

•	decreased attendance at our theatres, including due to (i) continued safety and health concerns, (ii) additional regulatory requirements limiting our seating capacity or (iii) a change in consumer behavior in favor of alternative forms of entertainment;

•	a ramp up of costs in connection with theater reopenings that is not matched by increases in revenues from those reopened theatres, which costs may be substantial;

•	increased operating costs resulting from additional regulatory requirements enacted in response to the COVID-19 pandemic and from precautionary measures we voluntarily take at our facilities to protect the health and well-being of our customers and employees;

•	our inability to negotiate favorable rent payment terms with our landlords;

•	unavailability of employees and/or their inability or unwillingness to conduct work under any revised work environment protocols;

•	increased risks related to employee matters, including increased employment litigation and claims relating to terminations or furloughs caused by the suspension of theatre operations;

•	reductions and delays associated with planned operating and capital expenditures;

•	further impairment charges upon a portion of our goodwill, long-lived assets or intangible assets as consequence of failure to meet operating projections and other adverse events or circumstances, as a result of the impact on our prior impairment analysis due to delays in theater reopenings, which could be material to our results of operations and financial condition;

•	our inability to generate significant cash flow from operations if our theatres continue to operate at significantly lower than historical levels, which could lead to a substantial increase in indebtedness and negatively impact our ability to comply with the financial covenants, as applicable, in our debt agreements;

•	our inability to access lending, capital markets and other sources of liquidity, if needed, on reasonable terms, or at all, or obtain amendments, extensions and waivers of financial maintenance covenants, among other material terms;our inability to effectively meet our short- and long-term obligations; and

•	our inability to service our existing and future indebtedness or other liabilities, the failure of which could result in insolvency proceedings and result in a total loss of your equity investment.

The outbreak of COVID-19 has also significantly increased economic uncertainty. It is possible that the current outbreak or continued spread of COVID-19 will cause a global recession, which could further adversely affect our business, and such adverse effects may be material. We have never previously experienced a complete cessation of our operations, and as a consequence, our ability to be predictive regarding the impact of such a cessation on our operations and future prospects is uncertain. In addition, the magnitude, duration and speed of the global pandemic is uncertain. As a consequence, we cannot estimate the impact on our business, financial condition or near or longer-term financial or operational results with certainty.

The COVID-19 pandemic (including governmental responses, broad economic impacts and market disruptions) has heightened the risks related to the other risk factors described in our Annual Report and Quarterly Reports, each of which is incorporated by reference herein and may also heighten many of the other risks described herein.

Our substantial level of indebtedness and our current liquidity constraints could adversely affect our financial condition and our ability to service our indebtedness, which could negatively impact your ability to recover your investment in the common stock.

We have a substantial amount of indebtedness, which requires significant interest payments. As of September 30, 2020, following the financial restructuring that occurred on July 31, 2020 (the “debt restructuring”), we and our subsidiaries had approximately $5.5 billion aggregate principal amount of indebtedness outstanding. Our substantial level of indebtedness and the current constraints on our liquidity could have important consequences, including the following:

•	we must use a substantial portion of our cash flow from operations to pay interest and principal on our indebtedness, which reduces or will reduce funds available to us for other purposes such as working capital, capital expenditures, other general corporate purposes and potential acquisitions;

•	we may be unable to comply with financial and other restrictive covenants contained in the agreements governing our indebtedness, including the financial maintenance covenants in our credit facility once the current waiver period expires and the covenant renews in March 2021, which could result in an event of default that, if not cured or waived, would have an adverse effect on our business and prospects and could force us into bankruptcy or liquidation. In the event of a bankruptcy or liquidation, the claims in respect of indebtedness rank senior to claims of an equity holder, and you would likely suffer a total loss on your investment in the common stock.

•	our ability to refinance such indebtedness or to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

•	we are exposed to fluctuations in interest rates because our senior credit facilities have variable rates of interest;

•	our leverage may be greater than that of some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in responding to current and changing industry and financial market conditions;

•	the loss of tax attributes resulting from the cancellation of indebtedness that occurred in connection with the exchange offers that closed on July 31, 2020, coupled with the increased interest expense that will ultimately result therefrom and the inability to deduct all or significant portions of our interest expense for tax purposes, will ultimately increase the need to generate revenues to support our capital structure;

•	there are significant constraints on our ability to generate liquidity through incurring additional debt; and

•	we may be more vulnerable to economic downturn and adverse developments in our business.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in the agreements governing our indebtedness. To the extent new indebtedness is added to our debt levels, including as a result of satisfying interest payment obligations on certain of our indebtedness with payments-in-kind, the related risks that we now face could intensify. Our ability to access funding under our revolving credit facilities will depend upon, among other things, the absence of an event of default under such indebtedness, including any event of default arising from a failure to comply with the related covenants. If we are unable to comply with our covenants under our indebtedness, our liquidity may be further adversely affected.

Our ability to meet our expenses, to remain in compliance with our covenants under our debt instruments and to make future principal and interest payments in respect of our debt depends on, among other factors, our operating performance, competitive developments and financial market conditions, all of which are significantly affected by financial, business, economic and other factors. We are not able to control many of these factors. Given current industry and economic conditions, our cash flow may not be sufficient to allow us to pay principal and interest on our debt and meet our other obligations.

In connection with the exchange offers and related financing transactions that closed on July 31, 2020, a group of lenders that purported at the time to represent a majority of loans under our credit facility and which opposed the exchange offers and related financing transactions, alleged various defaults, including in connection with those transactions. The company in closing the transactions determined that no continuing default or event of default existed that would prohibit the transactions or enable the lenders to accelerate the loans, and, to date, the lenders have not sought to accelerate the loans. However, to the extent our relationship with lenders is negatively affected by these events or other disputes that may arise from time to time, it may be more difficult to seek covenant relief, if needed, or to raise additional funds in the future.

The cancellation of certain indebtedness in connection with the debt restructuring resulted in significant cancellation of indebtedness income to us.

We realized significant cancellation of indebtedness income (“CODI”) in connection with our debt restructuring. As a result of such CODI, we may suffer a loss of all or substantially all of our net operating losses and potentially certain other tax attributes. Any loss of tax attributes as a result of such CODI may adversely affect our cash flows and therefore our ability to service our indebtedness.

Risks Related to This Offering

You may face significant dilution as a result of future issuances of additional shares of Class A common stock.

We anticipate that seeking additional issuances of our Class A common stock, for example in the form of additional offerings or minority investments, may provide a primary source of our potential future liquidity, subject to market and other conditions and potential regulatory constraints, including in the case of any public offerings potential SEC review periods. Depending on the market price of our shares of Class A common stock, in order to generate material amounts of additional liquidity from equity issuances, we would have to issue a substantial number of shares relative to our outstanding number of shares. Any future issuances of our Class A common stock may be at prices significantly lower than the price you pay for any shares of Class A common stock pursuant to this offering. These future issuances may be significantly dilutive to your investment and result in a decline in the market price of our Class A common stock.

The market price and trading volume of our shares of Class A common stock could be volatile.

The market price of our shares of Class A common stock could be volatile. In addition, the trading volume in our Class A common stock could fluctuate and cause significant price variations to occur. If the market price of our Class A common stock declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the market price of our Class A common stock will not fluctuate or decline significantly in the future.

Some of these factors, many of which are beyond our control, that could negatively affect the market price of our Class A common stock or result in fluctuations in the price or trading volume of our Class A common stock include:

•	the ongoing impacts and developments relating to COVID-19;

•	actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;

•	our current inability to pay dividends or other distributions;

•	publication of research reports by analysts or others about us or the motion picture exhibition industry, which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

•	changes in market interest rates that may cause purchasers of our shares to demand a different yield;

•	changes in market valuations of similar companies;

•	market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

•	additions or departures of key personnel;

•	actions by institutional or significant stockholders;

•	speculation in the press or investment community about our company or industry;

•	strategic actions by us or our competitors, such as acquisitions or other investments;

•	legislative, administrative, regulatory or other actions affecting our business, our industry, including positions taken by the Internal Revenue Service (“IRS”);

•	anticipated or pending investigations, proceedings, or litigation that involve or affect us;

•	the occurrence of any of the other risk factors included or incorporated by reference in this prospectus supplement; and

•	general market and economic conditions.

Future offerings of debt, which would be senior to our Class A common stock upon liquidation, and/or preferred equity securities, which may be senior to our Class A common stock for purposes of distributions or upon liquidation, could adversely affect the market price of our Class A common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or preferred equity securities, including convertible or non-convertible senior or subordinated notes, convertible or non-convertible preferred stock, medium-term notes and trust preferred securities. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Class A common stock. In addition, any preferred stock we may issue could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make a distribution to the holders of our

Class A common stock. Since our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our Class A common stock.

The shares of Class A common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agents at any time throughout the term of the Distribution Agreement. The number of shares that are sold by the sales agents after delivering a sales notice will fluctuate based on the market price of the shares of Class A common stock during the sales period and limits we set with the sales agents. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Increases in market interest rates may cause potential investors to seek higher returns and therefore reduce demand for our Class A common stock, which could result in a decline in our stock price.

One of the factors that may influence the price of our Class A common stock is the return on our Class A common stock (i.e., the amount of distributions as a percentage of the price of our Class A common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our Class A common stock to expect a return, which we may be unable or choose not to provide. Further, higher interest rates would likely increase our borrowing costs and potentially decrease the cash available for distribution. Thus, higher market interest rates could cause the market price of our Class A common stock to decline.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of any proceeds from this offering. We intend to use the net proceeds from the sale of our shares of Class A common stock pursuant to this offering for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness, working capital, capital expenditures and businesses and other related investments. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Class A common stock.